UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2024

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11766 Wilshire Blvd., Suite 1670
Los Angeles, California 90025
(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 722-6257

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Renewal of PORT Advisory Agreement — Exhibit 10.1
On September 1, 2024, Pacific Oak Residential Trust, Inc., a wholly owned subsidiary of Pacific Oak Strategic Opportunity REIT, Inc., a Maryland corporation (the “Company”), renewed its advisory agreement (the “PORT Advisory Agreement”) with Pacific Oak Residential Advisors, LLC, an affiliate of the Company’s advisor. The PORT Advisory Agreement is effective through September 1, 2025. The terms of the PORT Advisory Agreement are consistent with those of the advisory agreement that was previously in effect.
The PORT Advisory Agreement is attached to this Form 8-K as Exhibit 10.1.
Amendment to Series B Deed of Trust
The information contained in Item 2.04 with respect to the entrance into the Amendment to the Series B Deed of Trust is hereby incorporated by reference to this Item 1.01.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
On September 2, 2024, Pacific Oak SOR (BVI) Holdings, Ltd. (the “BVI”), a wholly owned subsidiary of the Company, entered into an amendment (the “Amendment”) to the Deed of Trust for the BVI’s Series B Debentures, dated February 12, 2020 (the “Series B Deed of Trust”) pursuant to which the BVI would voluntarily repay, earlier than scheduled, part of the amount previously scheduled to be paid to the Series B bondholders on January 31, 2025. The Amendment is between the BVI and Reznik Paz Nevo Trusts Ltd., the trustee previously appointed in connection with the Series B Deed of Trust. Pursuant to the Amendment, 312.8 million Israeli new shekels (approximately $85.6 million as of September 2, 2024) of the 388.1 million Israeli new shekels (approximately $106.2 million as of September 2, 2024) January 31, 2025 Series B bond payment and 6.1 million Israeli new shekels (approximately $1.7 million as of September 2, 2024) of interest, that had previously been scheduled to be repaid to the Series B bondholders on January 31, 2025 will instead be paid on or about September 19, 2024. This amount includes a portion of the principal amount that would have been due on January 31, 2025 and the same amount of interest that the Series B bondholders would have received if the payment had been made in January. The remainder will be paid on January 31, 2025, as previously scheduled, plus additional interest in the amount of 9.1 million Israeli new shekels (approximately $2.5 million as of September 2, 2024).

ITEM 7.01 REGULATION FD DISCLOSURE
September 2024 Bondholder Presentation — Exhibit 99.1
The BVI completed offerings of Series B, C and D bonds since February 2020. Such offerings were made to investors in Israel and were registered with the Israel Securities Authority. On September 5, 2024, the BVI intends to use the English translation of the bondholder presentation attached as Exhibit 99.1 hereto in meetings with prospective bondholders.
The information in this Item 7.01 of Form 8-K and the attached Exhibit 99.1 are furnished to the Securities and Exchange Commission (“SEC”), and shall not be deemed to be “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Forward-Looking Statements
The bondholder presentation includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Actual results may differ materially from those contemplated by such forward-looking statements. These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits
Ex.	Description

10.1
Advisory Agreement among Pacific Oak Residential Trust, Inc., PORT OP LP, Pacific Oak Residential Advisors, LLC, Pacific Oak Capital Advisors, LLC, Keith D. Hall and Peter McMillan III, effective as of September 1, 2024

99.1	September 2024 Bondholder Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: September 5, 2024	BY:	/s/ Michael A. Bender
Michael A. Bender
Chief Financial Officer, Treasurer and Secretary